CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-296664 on Form S-6 of our report dated August 17, 2026, relating to the financial statement of FTP 8, comprising Vest 2-Year S&P 500(R) Deep Buffered 100 Portfolio, Series 7, one of the series constituting the FTP Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 17, 2026